EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 16, 1997, except with respect to the matters discussed in Note 13 as to which the date is May 20, 1997, included in Arch Mineral Corporation's Form S-4 Registration Statement (No. 333-28149), and to all references to our Firm included in this registration statement.


                                              /s/ ARTHUR ANDERSEN LLP
                                              ARTHUR ANDERSEN LLP

St. Louis, Missouri
June 30, 1997